Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(17,271,180)
Unrealized Gain (Loss) on Market Value of Commodity Futures	9,699,870
Dividend Income	413,071
Interest Income	214,875
ETF Transaction Fees	1,400
Total Income (Loss)	$(6,941,964)

Expenses
General Partner Management Fees	$94,656
Professional Fees	21,315
Brokerage Commissions	9,262
Directors' Fees and insurance	6,619
Total Expenses	$131,852
Net Income (Loss)	$(7,073,816)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/23	$165,551,272
Additions (200,000 Shares)	5,923,554
Withdrawals (650,000 Shares)	(19,373,986)
Net Income (Loss)	(7,073,816)

Net Asset Value End of Month	$145,027,024
Net Asset Value Per Share (5,050,000 Shares)	$28.72

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596